SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December  3, 1996

                                     ENZON, INC.
             (Exact name of registrant as specified in its charter)



Delaware                             0-12957              22-237286
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(State or other jurisdiction      (Commission          (IRS Employer
 of incorporation)                File Number)          Identification)



                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code    (908) 980-4500




          (Former name or former address, if changed since last report)



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Item 5.  Other Events

                  Enzon, Inc. (the "Enzon" or the "Company") announced at the 1996 Annual Meeting of Shareholders that under Enzon's agreement with the Green Cross Corporation, a Japanese pharmaceutical company, for recombinant Human Serum Albumin, (rHSA) is currently in Phase III clinical trials in Japan as a blood volume expander. The market in Japan for rHSA is approximately $400 million. While the agreement entitles Enzon to a customary pharmaceutical royalty on product sales, Green Cross has requested reduction of the royalty. Enzon is considering all its options under the agreement.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  December 19, 1996



                                                                     ENZON, INC.
                                                                    (Registrant)

                                                   By:    /S/KENNETH J.ZUERBLIS
                                                             Kenneth J. Zuerblis
                                                         Vice President, Finance
                                                             and Chief Financial
                                                                         Officer